UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 2, 2007 (October 31, 2007)

BioDelivery Sciences International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28931	35-2089858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 Corporate Center Drive, Suite #210 Raleigh, NC	27607
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 919-582-9050

2501 Aerial Center Parkway, Suite 205

Morrisville, North Carolina 27560

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Information.

(a) On October 31, 2007, BioDelivery Sciences International, Inc. (the “Company”) issued a press release regarding the filing by the Company of a New Drug Application with the U.S. Food and Drug Administration relating to the Company’s BEMATM Fentanyl product. The press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

(b) On November 1, 2007, the Company issued a press release announcing details regarding the Company’s BEMATM Buprenorphine product. The press release is attached to this Current Report on Form 8-K as Exhibit 99.2.

(c) On November 2, 2007, the Company issued a press release announcing the relocation of its corporate headquarters to Raleigh, North Carolina. The press release is attached to this Current Report on Form 8-K as Exhibit 99.3.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release, dated October 31, 2007, regarding the Company’s filing of its New Drug Application regarding BEMATM Fentanyl.

99.2	Press release, dated November 1, 2007, regarding the Company’s BEMATM Buprenorphine.

99.3	Press release, dated November 2, 2007, regarding the Company’s move to new corporate headquarters.

This Current Report on Form 8-K and the exhibits hereto may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions and other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 2, 2007	BIODELIVERY SCIENCES INTERNATIONAL, INC.

	By:	/s/ James A. McNulty
	Name:	James A. McNulty
	Title:	Secretary, Treasurer and Chief Financial Officer